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                             Verizon Maryland Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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
                                                                                                       Three Months Ended
(Dollars in Millions)                                                                                    March 31, 2002
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
Income before provision for income taxes and extraordinary item                                                    $161.2
Equity in loss from affiliate                                                                                        15.0
Interest expense                                                                                                     18.6
Portion of rent expense representing interest                                                                         7.7
Amortization of capitalized interest                                                                                   .9
                                                                                                     --------------------

Earnings, as adjusted                                                                                              $203.4
                                                                                                     ====================

Fixed charges:
Interest expense                                                                                                   $ 18.6
Portion of rent expense representing interest                                                                         7.7
Capitalized interest                                                                                                   .8
                                                                                                     --------------------

Fixed Charges                                                                                                      $ 27.1
                                                                                                     ====================

Ratio of Earnings to Fixed Charges                                                                                   7.51
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